Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the annual report of Sunwin International Neutraceuticals, Inc. (the “Company”) on Form 10-K for the year ended April 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Fanjun Wu, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1.          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 28, 2008	By:	/s/ Fanjun Wu

Fanjun Wu
Chief Financial Officer
and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.